UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): FEBRUARY 10, 2010
                                                         (FEBRUARY 10, 2010)

                 TIRE INTENATIONAL ENVIRONMENTAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


               NEVADA               000-28323                98-0368586
    (State or other jurisdiction   (Commission              (IRS Employer
         of incorporation)         File Number)           Identification No.)


         64 DIVISION AVENUE, SUITE 106, LEVITTOWN, NEW YORK 11756-2999
                   (Address of principal executive offices)(Zip Code)

                                 (516) 605-0388
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 10, 2011 Tire International Environmental Solutions Inc. (the "Company") completed an Investment Banking Engagement Agreement (the "Agreement") with Stone & Youngberg, LLC ("Stone"). Under the Agreement attached as Exhibit I, the Company has retained Stone to act as sole manager for the anticipated debt financing for the Company's new US tire recycling and finished product manufacturing project (the "Project"). Compensation under the Agreement is based on the successful completion by Stone of a privately placed corporate obligation non-rated debt financing with net proceeds of $20 million for the Project. The debt financing may qualify for tax exempt status in the Project state. The Company as part of the Project is arranging for $10 million in new equity capital to support the debt financing. The Company will also pay Stone for expenses incurred under the Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                TIRE INTERNATIONAL ENVIRONMENTAL SOLUTIONS INC.

February 10, 2011
                              By: /s/ Martin Sergi
                                  Martin Sergi
                          Its: Chief Financial Officer

                                   Exhibit I

February 10, 2011

Antonio Care, President                                cc:
Tire International Environmental Solutions             Prosperity Systems
Inc.                                                   Marco Alfonsi
110 Cremazie blvd West, Suite 910                      Martin Sergi
Montreal, QC Canada
H2P 1B9
Office:   (514) 648-4880
Fax:[     (514) 648-8238


Dear Mr. Care:

This letter agreement is designed to encompass an Engagement by Tire International Environmental Solutions Inc ("TRIE") of Stone & Youngberg, LLC ("SY") for the purposes of attempting to complete the debt component of financing on a proposed manufacturing facility in the United States (the "Project"). A similar engagement was executed in June of 2010 by Tonmik Import Export Solutions, which has since been subsumed into TRIE, and this letter which mirrors the terms of the previous letter, is supplied to bring the relationship current to reflect the new subject corporate entity in its current form. This letter agreement does and will apply to U.S. domiciled subsidiaries of TRIE, or other related entities for whom capital is raised for the project and the company at large. This letter will also serve as an Engagement by TRIE of Stone & Youngberg, LLC for subsequent project financings to construct and/or establish other facilities.

We have appreciated the opportunity to meet you and work with you thus far. We also offer our congratulations on your progress to date in your successes with TRIE, and toward making the North American facility a reality. We would very much appreciate the opportunity to work with you in financing this critical project. You can be absolutely assured that the importance of this project to you, will be shared by us.

As we discussed with you and your team, the Project will require a partner with the experience and tools to evaluate and execute a number of different capital structures in this space. The potential range of financing solutions may include, but is not limited to: tax-exempt and taxable bonds; investment grade and non-investment grade bonds; senior and subordinate debt; Recovery Zone Facility Bonds; among others. We have proven our ability to deliver capital at the early stages of similar efforts. All of our direct experiences with similar capital structures and situations differentiate us from all other potential financial partners in this space.

TEAM

Jeff Hyman and Walter Kulakowski will be day-to-day points on this transaction. This will mean a consistent senior level commitment to this effort. We wish to specifically emphasize that Jeff and Wally will, in fact, be literally performing the vast majority of all of our firm's work carried out in the course of successfully executing the transaction(s). You have met and worked with Jeff as the point person, and he will continue to lead our efforts. Additional members of the financing team will be available to the financing to play a key role in providing expertise where and when needed. They include parties that you have met including Ramiro Albarran and Emily Chan.

BASIC ASSUMPTIONS AND EXPLANATORY BACKDROP CONCERNING THE PENNSYLVANIA PROJECT FINANCING

We are beginning with the assumption that the ultimate debt capital markets raise for TRIE will feature some or all of the following characteristics:

     * NATURE AND VALUE OF CORPORATE GENERAL OBLIGATION - Though the essence of the credit will be the ability of the Project to help generate and increase revenues within the TRIE enterprise, we are financing against the full wherewithal of TRIE's total entity. This will be viewed as a project financing, but will be better received by the market and see better execution by fully leveraging the considerable ongoing enterprise value that the Company has generated in its success to date. We will not forsake that existing value, while it should be appreciated that the market will view TRIE as still being fairly early in its life cycle.

     * NON RATED - HIGH YIELD - This transaction will not qualify for an Investment Grade debt rating, from a recognized agency in the market (ex. Moody's, Standard and Poors, Fitch). Further, it is likely that it could not attain a rating of any kind, or if it could then it would be well below the Investment Grade benchmark. As such, a rating would not help the successful execution. If a different conclusion could be reached, then we will pursue that avenue vigorously. However, we
        suspect   we   are  operating  strictly  in  the  "high  yield"   space.

     * CONDUIT ISSUANCE - We will avail ourselves of a Conduit Issuer for all tax-exempt debt, and perhaps for taxable debt as well. The publicly marketed debt will not have any governmental backing or repayment security delivered to the repayment structure, other than the ability of TRIE to meet debt service obligations.

     * $20 MILLION NET PROCEEDS - We begin with the assumption that we will need to net $20 million toward project costs from bond proceeds, as a subset of a $30 million overall need. We assume that we are the gap funding source. The total need could be larger or smaller.

     * TAX STATUS - TO BE DETERMINED - We will attempt to harness and maximize all of the possible tax-exempt sources of funding that are possible. They include Facility Bonds, Small Issue Industrial Development Bonds, and other programs. We suspect that there will have to be a tranche of debt which is issued on a taxable basis for some or all of the gap funding.

     * DEGREE OF DIFFICULTY - This is a difficult transaction to successfully execute in any market. TRIE knows all too well the problems that were caused by the worldwide financial crisis in the credit community. Though some improvement has taken hold, the debt market for lower and non-rated obligors continues to be a challenge. Only solid projects, with the appropriate capital structure, and the best overall "story" can be financed. We believe that TRIE's story is one that can be successfully translated, but at this point, there are no guarantees. We will operate on a best efforts basis.

     * COST OF CAPITAL - The market for non rated, project debt is still somewhat challenged. At some point, a cost of capital at which this financing can be executed will not be tolerable. We will work on TRIE's behalf to achieve the lowest practical and achievable cost of capital with the best possible overall terms.

     * LIEN ON PROJECT - We assume that the debt investors will have a first priority mortgage-type security interest on the real property and improvements associated with the project, and other tangible company property that can be encumbered, all delivered at or before closing on the bond issuance.

     * GENERAL CAPITAL STRUCTURE - We also appreciate and acknowledge the need for an equity component in the overall capital structure. We understand the equity raise to be targeting $10 million in net proceeds, or approximately 1/3rd of the net capital needed, with debt and other sources contributing the balance. We believe this is a credible starting point. All sources of capital will need to be on deposit, or sufficiently committed, at the closing of the bond issue, so as to satisfy the Project funding requirement in full.

ROLE/SCOPE

This following identifies the different roles required, and the services to be provided by role, to achieve a successful financing on behalf of the Project and the Company.

1. INVESTMENT BANKER: As the investment banker, Stone & Youngberg will be responsible for structuring and advising TRIE on various forms of capital for the project. Our services will include:

     a. Stone & Youngberg will perform a comprehensive review of the current project situation. This entails reviewing the business plan and pro forma, project development plans, parcel lists/tract maps, appraisals, engineering work product, construction status, construction costs, projections, financial models including global sources and uses, and other pertinent and existing documents and market information.

     b. Based on our assessment of the current situation, Stone & Youngberg will develop a proposed financial plan and alternatives to help achieve the Project's financing goals. This plan will be based on our assessment of the available market-based solutions expected to be similar to our discussion.

     c. We will present our recommendation and its rationale to TRIE, and other designated parties for consideration. We will refine the financial plan based on input that we receive from you and your team. Before embarking on implementation, we will seek final formal approval from TRIE.

     d. We will prepare a set of preliminary market outreach materials and later a fuller set akin to a "road show" in the course of the more final active marketing phase.

     e. We will then embark on implementation.

2. SOLE MANAGER: Stone & Youngberg would also act as the Sole Manager for all bonds related to the Project, and other similar capital raises for TRIE. Our role in this effort would endeavor to deliver the lowest market-based cost of funds for any bonds sold for benefit of the Project. Our services will include:

     a. Lead the deal team to implement the transactions.

     b. Lead   the   efforts   to  structure  and  document  the  proposed  bond
        transactions.

     c. Interface and lead the rating agency process, if applicable.

     d. Identify necessary third party consultants, describe their scope of work, oversee their timeline and delivery to ensure timely completion of the transaction - these include Engineering firms and Feasibility consultants.

     e. Assist in the preparation of offering document(s).

     f. Lead   investor   calls/visits  during   the   marketing  phase  of  the
        transaction(s).

     g. Offer the bonds to the widest investor base possible while adhering to suitability requirements.

     h. Assuming acceptance of terms, close on the transaction(s) and deliver funds.

3.   INTERACTIONS WITH THE TEAM AT LARGE:

     a. We   will   work  cooperatively  and  in  a  both  a  complimentary  and supplementary fashion with any parties engaged by the Company to raise funding from, for example, sources of equity.

     b. We will take direction from TRIE and Prosperity Systems on any matter related to the transaction, and the Company's endeavors at large.

     c. We will similarly work alongside other required third parties such as Bond Counsel, Engineering firms, Issuer Counsel, Corporation Counsel, and any public officials part of the financing process.

FEES

Our proposal assumes that Stone & Youngberg serves as the sole manager on all phases of the bond transactions. The fee will be equal to 2.50% of the par amounts raised. This fee does not include any third party costs including those of underwriter's counsel, bond counsel, and other third parties required, nor does it include certain typical out-of-pocket expenses. These out-of-pocket expenses will be reimbursed at closing in addition to our underwriting fee (we suspect these would total perhaps $10-15,000 or less). The exception would be that we would request reimbursement, within 30 days, upon presentation of documented expenses incurred for more unusual items during the course of executing the transaction - such as for international travel for due diligence, or for large outlays for printed materials used during the marketing process. The largest additional cost is likely to be our underwriter's counsel, and we would make a specific proposal to the Company before retaining a firm to serve in this role.

SCHEDULE

We propose to work on a timeframe that attempts to complete a transaction before the end of summer 2011. This will require a focused effort by the TRIE Team, its financing team, State and local government entities involved, and the other professionals including Stone & Youngberg. We commit to you the full attention and focus of Jeff and Wally and the other resources of Stone & Youngberg to make this schedule happen. If practicalities, logistics and other rationale push us further out in time to complete the capital raise, then we will continue to work diligently toward its end.

MISCELLANEOUS

As investment banker and underwriter, we plan to undertake customary due diligence efforts in connection with the offering and would be prepared to assist you and your advisors in completing the steps preparatory to launching the offerings. In addition, we would endeavor to assure that the underwriting and distribution of the bonds will be broad and commensurate in scope with distributions of securities having like credit profile and maturities.

We expect that the offering price for the bonds will be determined and agreed with you immediately prior to the start of the order period for the bonds. A final pricing commitment will be included in the negotiated Bond Purchase Agreement agreed to as to terms by TRIE and Stone & Youngberg, and acknowledged and executed by the participating conduit issuer(s), as also a party to the Bond Purchase Agreement.

Our obligations as investment banker, underwriter, placement agent and remarketing agent and yours as beneficiary, will be subject to our completion of satisfactory due diligence and the execution of a Bond Purchase Agreement satisfactory in form and substance to us and our counsel which contains representations, warranties, covenants, conditions, indemnities, and other provisions customarily included in similar agreements we use in connection with offerings of securities for financings substantially similar to the Offering.

If the foregoing meets with your satisfaction, please so indicate by signing below and returning to us the enclosed copy of this letter agreement.

Very truly yours,

STONE & YOUNGBERG LLC

By:     /s/ Jeff Hyman
        ----------------------------------------------
        Name:    Jeff Hyman
        Title:   Managing Director





Agreed to and accepted as of the date first written above:

Tire International Environmental Solutions Inc.

By:     /s/ Antonio Care
        --------------------------------------------------
        Name:    Antonio Care
        Title:   President